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                                                                   EXHIBIT 10.14

                         PRIMARY CARE DENTIST AGREEMENT
                         ------------------------------
                        (hereinafter called "Agreement")

                           effective October 1, 1996
                                    BETWEEN
                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
                  -------------------------------------------
                      and its affiliates and subsidiaries
                      (hereinafter called "The Prudential")
                                      and
                           Perfect Teeth-East Cornell
                (Contracting Dentist, hereinafter called "You")

Since The Prudential has established a managed dental care coverage program (hereinafter referred to as the "Coverage Plan") and wishes to enter into an agreement whereby you will provide dental care services under said Coverage Plan; and,

Since you desire to enter into an agreement to provide said dental care services and become a Primary Care Dentist;

It is mutually agreed as follows:

                            ARTICLE I - DEFINITIONS
                            -----------------------

The meaning of the terms used in this Agreement shall be as defined in Attachment A to this Agreement, except where the context makes it clear that such meaning is not intended.

                          ARTICLE II- OBLIGATIONS AND
                          ---------------------------
                    RESPONSIBILITIES OF PRIMARY CARE DENTIST
                    ----------------------------------------

You agree that your obligations and responsibilities are as described below:

A. You agree to provide Basic Dental Services to those Covered Persons who have chosen you as their Primary Care Dentist. A roster of such Covered Persons shall be provided to you by The Prudential and updated monthly. You shall provide appropriate treatment and appointment availability for Covered Persons consistent with existing office policy for patients not covered by a Coverage Plan. You further agree to accept such Covered Persons as patients and will not close your practice to such Covered Persons until you have accepted at least 200 Covered Persons as patients, unless such requirement has been explicitly waived in writing by the Regional Dental Director. You further agree that you shall accept any current patient of record as a Covered Person at any time regardless of the total number of Covered Persons accepted as patients.

B. You may provide appropriate dental services which are not covered under a Coverage Plan. In such cases, you must inform the Covered Person that such services are not covered, that he/she is responsible for payment, and the amount due for such services. You may charge up to your usual fees for such services.

C. You agree to submit to The Prudential encounter information on forms supplied by or acceptable to The Prudential. The forms shall show all Basic Dental Services provided to each Covered Person and the copayment amounts collected from Covered Persons. Encounter information shall be submitted at least monthly.

D. You agree that all referrals to Specialty Dentists or any other Dentist shall be made in accordance with guidelines established by The Prudential.

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E.  You agree not to subcontract or otherwise delegate any duties under this
    Agreement without the express written consent of The Prudential. This provision does not apply to any services legally performed by a fully licensed Dentist associate, dental hygienist or dental assistant employed by the Primary Care Dentist. It is understood that all Dentist associates providing services to Covered Persons must be fully credentialed by The Prudential.

F. If this Agreement is terminated, you agree to complete all treatment in progress and, upon request, forward copies of all Covered Persons' records, radiographs and study models, at no cost to Covered Persons or The Prudential, to the Covered Persons' new Primary Care Dentists within 30 days after completion of treatment in progress. While such treatment is in progress, all terms of this Agreement, including reimbursement arrangements, will remain as prior to the termination of the Agreement.

G. You agree to comply with all administrative requirements, guidelines and procedures described by The Prudential in the Dental Office Guide or any successor document, as well as any supplemental changes issued in writing by The Prudential.

H. You agree to participate in the Coverage Plan's Quality Improvement Program, peer review and complaint resolution programs as described in the Dental Office Guide. You further agree to abide by the terms, recommendations and decisions of these programs.

I. You shall maintain professional liability insurance appropriate to the professional activities assumed under this Agreement. The amount of such insurance shall be determined by The Prudential. You must provide The Prudential with evidence of such coverage prior to the effective date of this Agreement and agree to provide such evidence when and as often as may be reasonably requested by The Prudential.

J. You agree to comply with all applicable Federal, State and local laws and regulations, including, but not limited to, those regarding employment discrimination.

       ARTICLE III- LEGAL RELATIONSHIP OF THE PRUDENTIAL TO PRIMARY CARE
       -----------------------------------------------------------------
                                   DENTISTS
                                   --------

The relationship between you and The Prudential is that of independent contractor. None of the provisions of this Agreement are intended to create, or to be construed as creating, any agency, partnership, joint venture and/or employee-employer relationships.

                        ARTICLE IV- GENERAL PROVISIONS
                        ------------------------------

The following additional conditions and provisions apply:

A. Nothing contained in this Agreement shall be construed to require you to recommend or perform any procedure or course of treatment which you deem to be professionally unacceptable.

B. If you are an individual Dentist, you represent and warrant that you are licensed to practice dentistry in the jurisdiction where services are provided; that your license to practice dentistry has not been revoked, suspended or placed on probation during the past five years; and that you shall maintain an unrestricted license to practice dentistry and be eligible for a Federal Drug Enforcement Agency permit throughout the term of this Agreement. If you are a legal representative of a group dental practice or corporation, you represent and warrant for each Dentist in said group dental practice or corporation who provides Basic Dental Services to Covered Persons that he/she meets

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    the above requirements. You further agree to provide evidence of such licensure and your DEA permit, as well as any other documentation that may be required by any Federal, state or local law, prior to the effective date of this Agreement and thereafter when and as often as may be reasonably requested by The Prudential.

C. This Agreement, together with any attachments, supplements, addenda, amendments or modifications, comprise the complete Primary Care Dentist Agreement. Neither of the parties has made representations or warranties other than those set forth in this Agreement and such attachments, supplements, addenda, amendments or notifications, if any.

D. The Prudential and its representatives shall have the right to conduct reviews of your dental office operations and dental records of Covered Persons. All such reviews will be made during normal working hours or at such other time that is mutually agreed upon.

E. The Prudential shall indemnify and hold you harmless from any and all claims, lawsuits, settlements, and liabilities incurred as a result of actions taken or not taken by The Prudential in the administration of the Coverage Plans.

F. You shall indemnify and hold The Prudential harmless from any and all claims, lawsuits, settlements, and liabilities incurred as a result of professional services provided or not provided by you with respect to any Covered Person.

G. In the event that any portion of this Agreement is found to be void or illegal, the validity or enforceability of any other portion shall not be affected.

H. The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as, nor be construed as, a waiver of any subsequent breach thereof.

I. All rights and remedies under this Agreement are cumulative and not alternative. This Agreement shall be construed and governed by the laws of the state in which the Primary Care Dentist principally conducts business.

                ARTICLE V - PRIMARY CARE DENTIST REIMBURSEMENT
                ----------------------------------------------

Your reimbursement shall be subject to the following conditions:

A. Your reimbursement shall be determined as shown in Attachment B to this Agreement. You agree to look solely to The Prudential for compensation for covered services provided to Covered Persons, and, except, for any copayments as specified below that the Covered Person is required to pay, shall not assert any claim for payment for such services against Covered Persons (or persons acting on their behalf) in the event of nonpayment by The Prudential due to insolvency, breach of this Agreement or any other reason. You further agree that this provision A shall survive the termination of this Agreement, regardless of the reason for termination, and this section shall be construed to be for the benefit of Covered Persons.

B. You may also be paid additional performance payments based on other data, including, but not limited to, Covered Persons' satisfaction, results of annual reviews conducted by The Prudential or its representatives, Quality Improvement Program results, and compliance with administrative practices and guidelines established by The Prudential.

C. You shall not demand or receive any form of reimbursement for covered services from Covered Persons, except for copayment amounts as shown in the Dental Office Guide. The copay amounts for the listed dental procedures and/or office visits shall be determined as either a fixed dollar amount per specified procedures or as a percentage

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    of your fee (based on your usual fee schedule as filed with and approved by
    The Prudential) and/or as a fixed dollar amount per office visit as determined by the plan code shown in the Dental Office Guide.

D. You agree that, if a Covered Person who is eligible for benefits under a Coverage Plan is also eligible for benefits under an Alternate Dental Plan, either currently or in the future, you shall be reimbursed under the Coverage Plan of benefits in accordance with the terms of this Agreement. You further agree that no benefits shall be payable under the Alternate Dental Plan for any services you render to said Covered Person, unless The Prudential has given express written consent to waive this requirement for that Covered Person.

E. You agree that should you choose not to provide certain Basic Dental Services to Covered Persons, The Prudential may, at its option, adjust your monthly compensation accordingly. You further agree that, if you are deemed responsible for the cost of any services due to unauthorized referral to another Dentist and if The Prudential has paid for such services, The Prudential may, at its option, recoup such cost by adjustment(s) to your monthly compensation.

                       ARTICLE VI - TERM AND TERMINATION
                       ---------------------------------

A. Subject to the conditions set forth in this Article, the term of this Agreement shall commence on the effective date shown on the first page of this Agreement and shall continue for a period of twelve (12) months. It shall automatically renew at the end of this period and every twelve (12) months thereafter unless either party gives 90 days written notice of its intention to terminate the Agreement on the renewal date. Such notice shall be mailed to the last known address of the other party via prepaid, certified mail, return receipt requested.

B. Any breach of the provisions of this Agreement by either party may constitute grounds for immediate termination of the Agreement. Notice of termination by either party shall be mailed to the last known address of the other party via prepaid, certified mail, return receipt requested.

C. This Agreement may be unilaterally terminated at any time, by either party, by giving 90 days written notice mailed to the last known address of the other party, prepaid, certified mail, return receipt requested.

D. Regardless of any other provisions of this Article, this Agreement may be immediately terminated by The Prudential if it determines that such immediate termination is in the best medical/dental interests of a Covered Person(s). Notice of such termination shall be mailed to the last known address of the Primary Care Dentist via prepaid, certified mail, return receipt requested.

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                    ARTICLE VII - CHANGES IN THIS AGREEMENT
                    ---------------------------------------

This Agreement, may be modified by The Prudential by giving thirty (30) days written notice to the Primary Care Dentist. Such modification will take effect at the end of said 30-day period unless, within that period, you send to The Prudential written request for termination of this Agreement.

                            ARTICLE: VIII - NOTICES
                            -----------------------

Any notices required to be given pursuant to the terms and provisions of this Agreement shall be in writing and shall be sent to:

Primary Care Dentist at:  Perfect Teeth-East Cornell
                          12200 East Cornell Avenue, Suite E
                          Aurora, Colorado 80014

The Prudential at:        The Prudential Insurance Company of America
                          580 East Easy Street
                          Simi Valley, CA 93065

Either party may, at any time, designate any other address in place of those given above by written notice to the other party.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

                                    CONTRACTING DENTIST:

                                    Name: Mark Birner, DDS

Date:__________________             By:_______________________________


                                    Group Dental Practice or Corporation Name

                                           Perfect Teeth-East Cornell


Witness :______________________


                                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA:

Date:________________             By:__________________________________

Witness:_______________________




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                                 ATTACHMENT A
                                 ------------

As used in this Agreement, each of the following terms shall have the meaning set forth herein:

A. "Alternate Dental Plan" means any other dental expense benefit coverage plan offered to Covered Persons by the employer or other group contractholder concurrently with the Coverage Plan. This does not include any dental expense plan offered by a different employer/group contractholder or any dental expense plan underwritten or administered by an insurer, third party payer or claims services administrator other than The Prudential.

B. "Basic Dental Services" means the dental services shown in the Dental Office Guide as covered services to be provided by the Primary Care Dentist.

C. "Contracting Dentist" ("You") means a person who is a Dentist or a person who is a legal representative of a group dental practice or corporation with the authority to bind such group dental practice or corporation to the terms of this Agreement.

D. "Coverage Plan" means a plan of managed dental care benefits which is provided or administered by The Prudential for:

    1. One or more employers or other groups through contracts such as the following: Group dental expense benefit insurance coverage contracts; group health maintenance coverage contracts, group service plan contracts or group administrative service contracts.

    2. One or more individuals through contracts such as: Individual dental expense benefits insurance coverage contracts; individual health maintenance coverage contracts; or, individual Medicare or Medicaid risk contracts.

E.  "Covered Person" means any person covered under a Coverage Plan.

F. "Dental Office Guide" means a manual given to Primary Care Dentists which outlines administrative guidelines and procedures in connection with providing services to Covered Persons. This shall also include supplementary written communications including, but not limited to, letters, memoranda and bulletins which add to or modify the procedures and guidelines in the Dental Office Guide. "Dental Office Guide" may also be referred to as "Personal Dentist Guide."

G. "Dentist" means a person with an unrestricted license to practice dentistry in the jurisdiction where the services are provided.

H. "Primary Care Dentist" means a Dentist who has entered into a Primary Care Dentist Agreement with The Prudential to:

    1.   Provide Basic Dental Services to Covered Persons;

    2.   Maintain the appropriate continuity of Covered Persons' dental care;
         and,

    3. Initiate referral of covered Persons to Specialty Dentists where appropriate.

    "Primary Care Dentist" may also be referred to as "Personal Dentist."

I. "Quality Improvement Program" (QIP) means the process designed to objectively and systematically monitor and evaluate the quality and appropriateness of dental care, pursue opportunities to improve dental care and resolve identified differences.

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J.  "Regional Dental Director" means a Dentist who is employed by The Prudential to coordinate and supervise the delivery of dental care services for Covered Persons through Personal and Specialty Dentists. Where approval or authorization of the Regional Dental Director is required by this Agreement, the Regional Dental Director may designate another person for that purpose.

K. "Specialty Dentist" means a Dentist who has entered into a Specialty Dentist Agreement with The Prudential and who is Board-certified, Board-eligible or holds a State specialty license to provide Specialty Dental Services to Covered Persons upon referral by Primary Care Dentists as authorized by the Regional Dental Director.

L. "Specialty Dental Services" means specialty dental care services which are covered under Coverage Plans and are provided by Specialty Dentists.

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                                 ATTACHMENT B
                                 ------------

The Prudential will reimburse the Primary Care Dentist for Basic Dental Services provided to Covered Persons in accordance with the provisions below:

A. Primary Reimbursement under this Agreement will be based upon the time expended by the Primary Care Dentist at the rate of $80.00 per hour, (prorated for any portion thereof), including all copayments collected from Covered Persons, as determined by The Prudential, for the Basic Dental Services performed by the Primary Care Dentist pursuant to this Agreement.

B. Secondary Reimbursement may apply. Such amount will be based upon the time expended by the Primary Care Dentist at the rate of $50.00 per hour (prorated for any portion thereof), including all copayments collected from Covered Persons, as determined by The Prudential, for the Basic Dental Services performed by the Primary Care Dentist pursuant to this Agreement.

C. The Prudential will establish a Utilization Maximum for the Primary Care Dentist. The Utilization Maximum will be based upon the number of Covered Persons who have selected Contracting Dentist as their Primary Care Dentist and the employer utilization pattern for each Covered Person's Coverage Plan. The employer utilization pattern is determined by The Prudential pursuant to its utilization review analysis.

D. If the amount of the Primary Care Dentist's Primary Reimbursement, as determined under A., above, is equal to or less than the Utilization Maximum, The Prudential will reimburse the Primary Care Dentist the sum of:

    1.  The Primary Reimbursement determined under A., above; and,

    2. The difference between the Primary Reimbursement and the Utilization Maximum, subject to a maximum of 50% of the Primary Reimbursement.

E. If the amount of the Primary Care Dentist's Primary Reimbursement, as determined under A., above, is greater than the Utilization Maximum, The Prudential will recalculate the Primary Care Dentist's reimbursement based upon provision B., above. The Company will reimburse the Primary Care Dentist the greater of:

    1.  The Secondary Reimbursement, as determined under B., above; or,

    2.  The Utilization Maximum.

F. All reimbursements made to the Primary Care Dentist during the continuance of the Agreement will be made within fifteen (15) days following the end of the period for which the reimbursements are due.

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